REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL

To the Board of Trustees
and Management of Infinity
Core Alternative Fund

In planning and performing our
audit of the financial statements
of Infinity Core Alternative Fund
(the Fund) as of March 31, 2014
and for the period October 1, 2013
(Commencement of Operations)
through March 31, 2014, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States)
(the PCAOB), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing
our opinion on the financial
statements and to comply with
the requirements of Form NSAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Funds
internal control over financial
reporting. Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A funds internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles
(GAAP). A funds internal control
over financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the fund
(2) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with GAAP, and that
receipts and expenditures of the
Fund are being made only in
accordance with authorizations of
management and directors of the Fund
and (3) provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a funds assets that could
have a material effect on
the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become inadequate
because of changes in conditions
or that the degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a deficiency,
or combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the Funds
annual or interim financial
statements will not be prevented
or detected on a timely basis.


Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we noted
no deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls over safeguarding
investments that we consider to be
a material weakness as defined
above as of March 31, 2014.

This report is intended solely
for the information and use of
management and the Board of
Trustees of Infinity Core Alternative
Fund and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.

/s/Rothstein Kass

Roseland, New Jersey
May 29, 2014